Exhibit 10.6

TAI WAH TIMBER FACTORY LIMITED

Agreement	Aug 23, 2010

Banking Facilities granting to Green Dragon Wood Products Co. Ltd.

Effective Date	01-Sep-10

Combined Import Loan & LC	HKD 5,000,000.00

Commission	3.5% on invoice amount
include LC opening comm., custom declaration fee
exclude insurance, exchange difference, LC amendment & other bank charges incurred

Overdue Interest (per annum)	0% within 60 days*
18% over 60 days*

* grace period 15 days, will not charge interest.

agreed by

for and on behalf of
Green Dragon Wood Products Co. Ltd.